Exhibit 99.1
FOR IMMEDIATE RELEASE
Halozyme Therapeutics, Inc. Announces Proposed Offering of $650 Million of Convertible Senior Notes due 2031 and $650 Million of Convertible Senior Notes due 2032
SAN DIEGO, CA (November 5, 2025) — Halozyme Therapeutics, Inc. (NASDAQ: HALO) (“Halozyme” or the “Company”), today announced that it intends to offer, subject to market conditions and other factors, $650 million aggregate principal amount of convertible senior notes due 2031 (the “2031 Notes”) and $650 million aggregate principal amount of convertible senior notes due 2032 (the “2032 Notes” and, together with the 2031 Notes, the “Convertible Notes”). The Company also expects to grant a 13-day option to the initial purchasers to purchase up to an additional $100 million aggregate principal amount of the 2031 Notes and up to an additional $100 million aggregate principal amount of the 2032 Notes. The Convertible Notes are to be offered and sold only to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).
The Convertible Notes will be senior, unsecured obligations of the Company and will accrue interest payable semi-annually in arrears. The 2031 Notes will mature on February 15, 2031, and the 2032 Notes will mature on November 15, 2032, in each case, unless earlier redeemed, repurchased or converted in accordance with their respective terms prior to such dates. Prior to the close of business on the business day immediately preceding August 15, 2030, the 2031 Notes will be convertible only upon the satisfaction of certain conditions and during certain periods, and on and after August 15, 2030, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date of the 2031 Notes, the 2031 Notes will be convertible regardless of these conditions. Prior to the close of business on the business day immediately preceding May 15, 2032, the 2032 Notes will be convertible only upon the satisfaction of certain conditions and during certain periods, and on and after May 15, 2032, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date of the 2032 Notes, the 2032 Notes will be convertible regardless of these conditions. The Company will settle conversions in cash and, if applicable, shares of the Company’s common stock, at the Company’s election. The initial conversion rate, interest rate and other terms of each series of the Convertible Notes will be determined at the time of pricing in negotiations with the initial purchasers of the Convertible Notes.
In connection with the pricing of the Convertible Notes, the Company intends to enter into privately negotiated capped call transactions relating to each series of Convertible Notes with one or more financial institutions, which may include one or more of the initial purchasers and/or their respective affiliates. The capped call transactions relating to the 2031 Notes will initially cover, subject to customary adjustments, the number of shares of our common that will initially underlie the 2031 Notes, and the capped call transactions relating to the 2032 Notes will initially cover, subject to customary adjustments, the number of shares of our common stock that will initially underlie the 2032 Notes. If the initial purchasers exercise their option to purchase additional notes, the Company may enter into additional capped call transactions with the option counterparties.
The Company expects to use a portion of net proceeds of the offering to fund the cost of entering into the capped call transactions. The Company also expects to use a portion of the net proceeds of the offering to enter into privately negotiated agreements with certain holders of its outstanding 0.25% convertible senior notes due 2027 (the “2027 Notes”) and 1.00% convertible senior notes due 2028 (the “2028 Notes” and, together with the 2027 Notes, the “Existing Convertible Notes”) to repurchase their Existing Convertible Notes for cash through privately negotiated transactions entered into concurrently with or shortly after the pricing of the proposed offering (the “Note Repurchases”).
The Company intends to use the remainder of the net proceeds from the offering for general corporate purposes, including working capital, capital expenditures, potential acquisitions and strategic transactions, and, potentially, future note repurchases including repurchases of the Existing Convertible Notes from time to time following the offering or for the repayment of the Notes at maturity. If the initial purchasers exercise their option to purchase additional notes, the Company intends to use a portion of the net proceeds from the sale of additional notes to fund the cost of entering into additional capped call transactions.
The Note Repurchases could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the Convertible Notes. We also expect that some existing noteholders may purchase or sell shares of the Company’s common stock in the market to hedge their exposure in connection with these transactions. The Note Repurchases and any associated hedging by holders could affect the market price of the Company’s common stock prior to, concurrently with or shortly after the pricing of the Convertible Notes and could also result in a higher effective conversion price for the Convertible Notes.
The capped call transactions relating to each series of Convertible Notes are generally expected to reduce potential dilution to the Company’s common stock upon conversion of the Convertible Notes and/or offset the amount of any potential cash payments the Company may be required to make in excess of the principal amount of converted Convertible Notes of such series, as the case may be, in the event that the market price per share of our common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the conversion price of the Convertible Notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the Convertible Notes. If, however, the market price per share of our common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

The Company has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to our common stock and/or purchase shares of our common stock concurrently with or shortly after the pricing of the Convertible Notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the Convertible Notes at that time.
In addition, the Company has been advised that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or selling our common stock or other securities of ours in secondary market transactions following the pricing of the Convertible Notes and from time to time prior to the maturity of the Convertible Notes (and (x) are likely to do so during any observation period related to a conversion of the Convertible Notes, following any redemption of the Convertible Notes by us, or following any repurchase of the Convertible Notes by us in connection with any fundamental change and (y) are likely to do so following any repurchase of Convertible Notes by us other than in connection with any such redemption or any fundamental change if we elect to unwind a corresponding portion of the capped call transactions in connection with such repurchase). This activity could also cause or avoid an increase or decrease in the market price of our common stock or the Convertible Notes, which could affect a holder’s ability to convert its Convertible Notes and, to the extent the activity occurs during any observation period related to a conversion of a series of Convertible Notes, it could affect the number of shares of our common stock and value of the consideration that a holder will receive upon conversion of its Convertible Notes.
This press release is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes or the shares of the Company’s common stock issuable upon conversion of the Convertible Notes, if any, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offer of these securities will be made only by means of a private offering memorandum.
The offer and sale of the Convertible Notes and the shares of the Company’s common stock issuable upon conversion of the Convertible Notes, if any, have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Forward-looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, regarding the planned offering. Words such as “anticipates,” “estimates,” “expects,” “projects,”

“forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used in connection with any discussion identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events and are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, the Company is under no obligation to, and expressly disclaims any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. With respect to the planned offering, such uncertainties and circumstances include whether the Company will offer the Convertible Notes or consummate the offering; and the anticipated terms of the Convertible Notes and the use of the net proceeds from the offering. Various factors could also adversely affect the Company’s operations, business or financial results in the future and cause the Company’s actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Risk Factors” sections contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, which are filed with the Securities and Exchange Commission.
About Halozyme
Halozyme is a biopharmaceutical company advancing disruptive solutions to improve patient experiences and outcomes for emerging and established therapies. As the innovators of ENHANZE® drug delivery technology with the proprietary enzyme rHuPH20, Halozyme's commercially-validated solution is used to facilitate the subcutaneous delivery of injected drugs and fluids, with the goal of improving the patient experience with rapid subcutaneous delivery and reduced treatment burden. Having touched one million patient lives in post-marketing use in ten commercialized products in at least one major region and across more than 100 global markets, Halozyme has licensed its ENHANZE® technology to leading pharmaceutical and biotechnology companies including Roche, Takeda, Pfizer, Janssen, AbbVie, Eli Lilly, Bristol-Myers Squibb, argenx, ViiV Healthcare, Chugai Pharmaceutical and Acumen Pharmaceuticals.
Halozyme also develops, manufactures and commercializes, for itself or with partners, drug-device combination products using its advanced auto-injector technologies that are designed to provide commercial or functional advantages such as improved convenience, reliability and tolerability, and enhanced patient comfort and adherence. The Company has two commercial proprietary products, Hylenex® and XYOSTED®, partnered commercial products and ongoing product development programs with Teva Pharmaceuticals and McDermott Laboratories Limited, an affiliate of Viatris Inc.
Halozyme is headquartered in San Diego, CA and has offices in Ewing, NJ and Minnetonka, MN. Minnetonka is also the site of its operations facility.

Contacts
Tram Bui
VP, Investor Relations and Corporate Communications
609-333-7668
tbui@halozyme.com
Sydney Charlton
Teneo
917-972-8407
sydney.charlton@teneo.com
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